ATTACHMENT "A"

                               SEVERANCE AGREEMENT

      This Agreement (the "Agreement") is entered into as of the 1st day of May, 2000 by and between Dispatch Management Services Corp., a Delaware corporation, and its affiliates ("DMS" or the "Company") and Marko Bogoievski ("Bogoievski").

      Whereas, DMS and Bogoievski entered into an employment agreement dated February 5, 1998;

      Whereas, DMS and Bogoievski entered into amendment no. 1 dated August 16, 1998;

      Whereas, DMS and Bogoievski entered into amendment no. 2 dated March 30, 1999; and

      Whereas, DMS and Bogoievski have agreed to terminate the employment agreement effective July 31, 2000 according to the terms of this Agreement;

      Now, therefore, in consideration of the premises and the mutual promises set forth in this Agreement, the parties agree as follows:

      1. Equity Options.

DMS shall effect an amendment to each of the outstanding equity option grants existing with Bogoievski, and take such steps as are necessary to modify the option agreements between DMS and Bogoievski such that:

(a) The vesting of the option originally granted on February 22, 1999 at a strike price of $2.00 per share and relating to 100,000 shares shall be accelerated and the expiration period shall be adjusted so that, as of May 1, 2000, Bogoievski shall have the right to exercise such option for a period ending on July 31, 2001 and

(b) The vesting of the option originally granted on December 21, 1999 at a strike price of $3.00 per share and relating to 50,000 shares shall be accelerated and the expiration period shall be adjusted so that, as of May 1, 2000, Bogoievski shall have the right to exercise such option for a period ending on July 31, 2001.

      2. Future Financial, Legal and Advisory Work.

Following termination and through December 31, 2000, Bogoievski shall fully cooperate with representatives of DMS and shall make himself reasonably available outside of his business hours to answer questions and perform certain advisory services (recognizing that Bogoievski has accepted full-time employment in New Zealand). At the request of DMS, Bogoievski shall make himself available, at mutually agreeable times and a mutually agreeable manner to assist
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with questions concerning historical information relating to the Company. This cooperation will extend to legal matters such as the provision of necessary affidavits or depositions, and the limited overview of financial projections or valuation models underlying potential business combinations, mergers, recapitalizations, senior credit amendments, or the outright sale of the Company. In recognition of these services, DMS agrees to grant to Bogoievski pursuant to the Dispatch Management Services Corp. 1997 Stock Incentive Plan, as amended, an award of 75,000 shares of common stock, effective May 1, 2000, subject to the restrictions on transfer set forth in the form of restricted stock agreement evidencing the award attached hereto.

      3. Accrued Vacation Pay; Unreimbursed Expenses

The parties acknowledge and agree that Bogoievski will have 13 weeks of accrued but unused vacation time as of May 1, 2000, and that Bogoievski will receive payment for such vacation time at regular payroll intervals through July 31, 2000.

DMS shall pay Bogoievski promptly for any reasonable expenses which he incurred prior to May 2, 2000 for which he has not yet received reimbursement.

      4. Resignations

DMS acknowledges that Bogoievski has given notice of his intention to resign his position as Chief Financial Officer of DMS effective July 31, 2000.

      5. Mutual General Releases

Bogoievski hereby releases, acquits, and forever discharges any and all claims and demands of whatever kind or character, indirect or direct, that he may have or assert against DMS and/or its directors, officers, employees or agents. This general release includes but is not limited to any claim or demand based on any State, Federal or local statutory or common law that applies or is asserted to apply directly or indirectly to any relationship which Bogoievski may have had with DMS, including without limitation, claims arising out of or related to any claims for breach of contract, wrongful discharge, unlawful discrimination, violation of the public policy of the United States or the State of New York, violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Fair Labor Law, the New York Executive Law, as amended, including the New York Human Rights Law and the New York Labor Law, or any other State or Federal Statute arising out of his relationship, or the termination of his relationship with DMS, but expressly excluding claims directly arising out of or related to a breach of the obligations of DMS under this Agreement.

DMS and its directors and officers hereby release, acquit and discharge any and all claims and demands of whatever kind or character, whether direct or indirect, that it may have or assert against Bogoievski. This general release expressly excludes claims directly arising or related to a breach of the obligations of Bogoievski under this Agreement.


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

      7. Confidentiality of this Agreement.

In consideration of the obligations of DMS under this Agreement, Bogoievski agrees that the terms of this Agreement shall be and remain confidential, and shall not be disclosed by him to any party other than family members, attorneys or accountants (provided that such persons agree to keep such information confidential), and except as may be required by law.

      8. Governing Law.

This Agreement shall be interpreted and applied under the laws of the State of New York.

      9. Notices.

Any notice or communication required or permitted hereunder shall be in writing and either delivered personally or telecopied or sent by overnight courier, or by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally or by courier or telecopied, or, if mailed, three business days after the date of mailing to the following respective address or telecopy number, or to such other address or addresses as such person may subsequently designate by written notice given hereunder:

                  (a) if to DMS, to:
                      Steve Swink, President
                      Dispatch Management Services Corp.
                      1981 Marcus Avenue, C131
                      Lake Success, New York 11042

                      if to Bogoievski to:
                      Marko Bogoievski
                      C/o Telecom NZ
                      Networks House, North Tower
                      68 Jervois Quay
                      Wellington, NEW ZEALAND

      10. Entire Agreement

This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter


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hereto. This Agreement may only be amended, modified or supplemented by a written agreement signed by all parties hereto.

      11. Severability

If any term or other provision of the Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

      12. Waiver

No waiver by any party to this Agreement of any breach or default shall be effective unless the same shall be in writing and signed. No waiver by any party of any breach or default of any term or provisions of this Agreement shall be construed to constitute a waiver of, or consent to, the present or future breach or default of that or any other term or provision hereof.

      13. Successors and Assigns

This Agreement shall be binding upon the successors and assigns of the parties hereto.

      14. Costs of Enforcement

In the event it becomes necessary for a party to take legal action to enforce its rights under this Agreement, the party prevailing in such action shall be entitled to an award including the costs and expenses (including reasonable attorneys' fees) incurred in connection with such action.

      15. Arbitration of Disputes

Any disputes or litigation arising out of or related to this Agreement shall be resolved pursuant to the arbitration laws of the state of Delaware.


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

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties hereto as of the date first above written.

                        "DMS"
                        DISPATCH MANAGEMENT SERVICES CORP.,
                        A Delaware Corporation

                        By:
                           ---------------------------------------
                           Steve Swink, Chairman and CEO

                        "BOGOIEVSKI"


                        ----------------------------------------
                        Marko Bogoievski


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